UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2021

CANO HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39289	98-154224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 NW 117th Avenue, Suite 200

Miami, FL 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (855) 226-6633)

Jaws Acquisition Corp.

1601 Washington Avenue, Suite 800

Miami Beach, Florida 33139

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CANO	The New York Stock Exchange
Warrants to purchase one share of Class A Common Stock at an exercise price of $11.50	CANO WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 3, 2021 (the “Closing Date”), Jaws Acquisition Corp., a Cayman Islands exempted company and our predecessor company (“Jaws”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of November 11, 2020 (as amended, the “Business Combination Agreement”) by and among Jaws Acquisition Corp. (“Jaws”), Jaws Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Primary Care (ITC) Intermediate Holdings, LLC (“PCIH”) and PCIH’s sole member, Primary Care (ITC) Holdings, LLC (“Seller”). Terms used herein but not defined shall have the respective meanings as set forth in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in Jaws’ Registration Statement on Form S-4 (File No. 333-252414), filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2021, as amended.

Pursuant to the Business Combination Agreement, on the Closing Date, Jaws changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), upon which Jaws changed its name to “Cano Health, Inc.” (together with its consolidated subsidiaries, the “Company”). Following the Domestication of Jaws to the State of Delaware, Jaws acquired certain equity interests of PCIH from Seller, its sole member, by way of its wholly-owned subsidiary, Merger Sub, merging with and into PCIH, and becoming a direct subsidiary of the Company as a result thereof (the “Business Combination”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Cano Health, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of Cano Health, Inc. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Business Combination Agreement (the “Transactions” or the “Business Combination”), including the Domestication, the merger and the transactions contemplated by subscription agreements entered into by Jaws and certain investors pursuant to which the investors agreed to subscribe for and purchase, and Jaws agreed to issue and sell to such investors, immediately prior to the Closing, an aggregate amount of 80,000,000 shares of Jaws’ Class A common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $800,000,000.

Item 1.01.	Entry into a Material Definitive Agreement.

Investor Agreement

At the Closing, the Company, the Seller and certain equity holders of the Company (including InTandem, Cano America, the Sponsor and each of the directors and executive officers of the Company immediately after the Effective Time (collectively, the “Investors”) and the independent directors of Jaws as of immediately prior to the Effective Time (the “Jaws Directors”)) entered into the Investor Agreement which terminated and replaced the Original Registration Rights Agreement and pursuant to which, among other things, the Sponsor, certain of the Company’s directors and officers and the Jaws Director were granted certain registration rights and were granted certain preemptive rights with respect to its respective shares of the Company’s Class A common stock (the “Class A common stock”).

In particular, the Investor Agreement will provide for the following:

•

Demand registration rights. At any time after the period commencing from the Closing and through the date that is six months from the date of the Closing (the “Investor Agreement Lock-Up Period”), the Company will be required, upon the written request of certain Investors, to file a registration statement and use reasonable best efforts to effect the registration of all or part of their registrable securities, including, under certain circumstances, the offering of such registrable securities in the form of an underwritten offering. The Company is not obligated to effect (i) more than one demand registration during any six-month period or (ii) any demand registration if an effective registration statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a registration statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the registrable securities then held by such Investors (a “Resale Shelf Registration Statement”) is already on file with the SEC.

•

Shelf registration rights. No later than thirty (30) days following the Closing Date, the Company shall file a Resale Shelf Registration Statement registering all of the registrable securities held by the Investors and the Jaws Directors that are not covered by an effective registration statement. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing.

•

Piggy-back registration rights. At any time after the Closing Date, if the Company proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the holders of registrable securities are entitled to include their registrable securities in such registration statement.

•

Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by the Company and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Investor Agreement contains customary cross-indemnification provisions, under which the Company is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the applicable registration statement attributable to the Company, and holders of registrable securities are obligated to indemnify the Company for material misstatements or omissions attributable to them.

•

Registrable securities. Securities of the Company shall cease to be registrable securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been otherwise transferred, new certificates or book-entry positions for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act or (iii) such securities shall have ceased to be outstanding.

•

Lock-up. The Seller, the Investors and the Jaws Directors each agree not to transfer certain securities during the Investor Agreement Lock-Up Period subject to certain customary exceptions. If, following the Closing Date, the last reported sales price of the Class A common stock exceeds $12.00 per share on each of at least 20 trading days within a consecutive 30 trading day period, the foregoing restrictions shall immediately terminate and be of no further force or effect.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by the full text of the Investor Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreement

At the Closing, the Lock-Up Seller Unitholders (as defined in the Business Combination Agreement), consisting of certain members of management of PCIH and their affiliated entities, executed and delivered to the Company the Lock-Up Agreement, pursuant to which, among other things, the Lock-Up Seller Unitholders agree not to, subject to certain exceptions set forth in the Lock-Up Agreement, during the period commencing from the Closing and through the date that is 48 months from the date of the Closing (the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge (other than pledges permitted by the terms of the Second A&R LLC Agreement), grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Class A common stock or (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Class A common stock, or that transfers to another, in whole or in part, any of the economic consequences of ownership of any Class A common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise. Any waiver by the Company of the provisions of the Lock-Up Agreement requires the approval of a majority of the Company’s directors who qualify as “independent” for purposes of serving on the audit committee under the applicable rules of the SEC (including Rule 10A-3 of the Exchange Act).

The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Tax Receivable Agreement

Upon the completion of the Business Combination, the Company is a party to the Tax Receivable Agreement. Under the terms of that agreement, the Company generally will be required to pay to Seller, and to each other person from time to time that becomes a “TRA Party” under the Tax Receivable Agreement, 85% of the tax savings, if any, that the Company is deemed to realize in certain circumstances as a result of certain tax attributes that exist following the Business Combination and that are created thereafter, including as a result of payments made under the Tax Receivable Agreement. To the extent payments are made pursuant to the Tax Receivable Agreement, the Company generally will be required to pay to the Sponsor, and to each other person from time to time that becomes a “Sponsor Party” under the Tax Receivable Agreement such Sponsor Party’s proportionate share of, an amount equal to such payments multiplied by a fraction with the numerator 0.15 and the denominator 0.85. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless the Company exercises its right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits under the Tax Receivable Agreement or certain other acceleration events occur.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tax Receivable Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 2, 2021, Jaws held an extraordinary general meeting (the “Extraordinary General Meeting”) at which the Jaws stockholders considered and adopted, among other matters, the Business Combination Agreement. On June 3, 2021, the parties to the Business Combination Agreement consummated the Transactions.

Holders of an aggregate of 6,509 Class A ordinary shares of Jaws sold in its initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Jaws’s initial public offering, calculated as of two (2) business days prior to the consummation of the Business Combination, which was approximately $10.00 per share, or $65,090 in the aggregate.

At the Closing, (i) an aggregate of 86,243,491 shares of Class A ordinary shares of Jaws were exchanged for an equivalent number of Class A common stock pursuant to the Domestication, (ii) an aggregate of 306,843,662 shares of Class B Common Stock were issued in exchange for the shares of PCIH outstanding as of immediately prior to the Effective Time and (iii) an aggregate of 80,000,000 shares of Class A common stock were issued to the PIPE Investors in the PIPE Financing. Immediately after giving effect to the Transactions, there were 166,243,491 shares of Class A common stock outstanding, 306,843,622 shares of Class B Common Stock outstanding and 33,533,333 warrants to acquire shares of Common Stock outstanding. After the Closing Date, Jaws’ Class A ordinary shares, warrants and units ceased trading on the New York Stock Exchange (the “NYSE”) and the Company’s Class A common stock began trading on the NYSE. The Company’s common stock and warrants commenced trading on the NYSE under the symbols “CANO” and “CANO WS,” respectively, on June 4, 2021, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination. As noted above, an aggregate of $65,090 was paid from the Jaws trust account to holders that properly exercised their right to have public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $690,309,000 remained in the trust account. The remaining amount in the trust account was used to fund expenses incurred by Jaws and the Company in connection with the Business Combination and will be used for general corporate purposes of the Company following the Business Combination.

The material terms and conditions of the Business Combination Agreement are described in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal—The Business Combination Agreement,” which is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company as defined in Rule 12b-2 of the Exchange Act (as defined below), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions and their expected benefits, the Company’s performance following the Transactions, the Company’s ability to enter into new markets, the success of acquisition and changes in applicable laws or regulations, including with respect to health plans and payers and the Company’s relationships with such plans and payers, and provisions that impact Medicare and Medicaid programs. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About Cano Health” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of PCIH and Healthy Partners, Inc, HP Enterprises II, LLC, Broward Primary Partners, LLC, and Preferred Primary Care, LLC combined. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Selected Historical Financial Information Of Jaws,” “Selected Historical Combined Financial And Other Data Of Cano Health,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Comparative Per Share Information,” which are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the financial information of the Company and to Exhibits 99.1 and 99.2, all of which are incorporated herein by reference.

Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the pro forma financial information of the Company and to Exhibit 99.4, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cano Health,” which are incorporated herein by reference.

Reference is made to the disclosure contained in Exhibit 99.3 of this Report relating to Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cano Health, which is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cano Health–Quantitative and Qualitative Disclosures about Market Risk”, which is incorporated herein by reference.

Properties

Our principal executive offices are located in Miami, Florida, where we occupy a facility totaling approximately 47,647 square feet. We use this facility for administration, sales and marketing, technology and development and professional services. As of December 31, 2020, we leased approximately 538,000 square feet relating to 91 facilities located in Florida, Texas, Nevada and Puerto Rico, including our corporate offices. We intend to procure additional space as we add team members and expand geographically. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of our operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company following the completion of the Business Combination by:

•	each person known to be the beneficial owner of more than 5% of the shares of the Company’s common stock;

•	each of the Company’s officers and directors; and

•	all officers and directors of the Company as a group prior to the completion of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination assumes the distribution by Seller to its members and by Cano America to its members following the completion of the Business Combination of the PCIH Common Units and Class B common stock. The beneficial ownership of the Company’s common stock is based on 166,243,491 shares of the Company’s Class A common stock and 306,843,662 shares of the Company’s Class B common stock issued and outstanding immediately following the consummation of the Transactions, including the PIPE Investment.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is Cano Health, Inc., 9725 NW 117 Avenue, Suite 200, Miami, FL 33178.

Name of Beneficial Owner	Shares of Class A Common Stock	Shares of Class B Common Stock(1)	% of Total Voting Power(2)
Greater than 5% Holders:
Jaws Sponsor, LLC	17,175,000	—	3.6%
FMR, LLC(8)	33,625,940	—	7.1%
ITC Rumba, LLC(3)	159,780,988	—	40.6%

Named Executive Officers and Director:
Marlow Hernandez (4)	—	21,933,770	4.6%
Brian D. Koppy	—	—	—
Richard Aguilar	—	10,981,024	2.3%
David Armstrong	—	874,453	—
Elliot Cooperstone (3)	—	159,780,988	40.6%
Lewis Gold	—	—	—
Jacqueline Guichelaar	—	—	—
Angel Morales (5)	—	6,968,948	1.5%
Alan Muney	—	—	—
Kim M. Rivera	—	—	—
Barry S. Sternlicht(6)	17,175,000	—	3.6%
Solomon Trujillo (7)	—	13,680,443	2.9%

All Directors and Executive Officers as a Group	17,175,000	214,232,232	45.3%
*

(1)

Class B common stock will entitle the holder thereof to one vote per share. Subject to the terms of the Second Amended and Restated Limited Liability Company Agreement, the PCIH Common Units, together with an equal number of shares of Class B common stock, are exchangeable for either cash or shares of Class A common stock on a one-for-one basis from and after the one-year anniversary of the Closing, subject to earlier termination upon the occurrence of certain events.

(2)

Represents percentage of voting power of the holders of Class A common stock and Class B common stock of the Company voting together as a single class. See “Description of the Company’s Securities — Class B Common Stock.”

(3)

Elliot Cooperstone is the Founder and Managing Partner of ITC Rumba, LLC and therefore is a beneficial owner of these shares. The business address of ITC Rumba, LLC is 444 Madison Avenue, 35th Floor, New York, New York 10022.

(4)

Represents the shares of Class B common stock held by Dr. Hernandez, directly or through a trust established for Dr. Hernandez’s estate planning purposes. Dr. Hernandez has sole voting and dispositive power with respect to all of these shares and therefore is a beneficial owner of these shares.

(5)

Represents the shares of Class B common stock held by a trust established for Mr. Morales’s estate planning purposes. Mr. Morales’s spouse and mother are co-trustees of the trust, have shared voting and dispositive power with respect to all of these shares and therefore are beneficial owners of these shares. Mr. Morales expressly disclaims beneficial ownership as to any of these shares, except to the extent of his pecuniary interest therein.

(6)

Barry S. Sternlicht controls Jaws Sponsor, LLC, and as such has voting and investment discretion with respect to the securities and may be deemed to have beneficial ownership of the securities held directly by Jaws Sponsor, LLC.

(7)	Represents the shares of Class B common stock held by Trujillo Group, LLC. Mr. Trujillo is the sole member of Trujillo Group, LLC and therefore is a beneficial owner of these shares.
(8)

Abigail P. Johnson is the Director, Chairman and Chief Executive Officer of FMR and therefore may be a beneficial owner of the shares of Class A ordinary shares directly owned by FMR. Ms. Johnson and other members of the Johnson family are the predominant owners, directly or through trusts, of the voting power of FMR. Accordingly, members of the Johnson family, including Ms. Johnson, may be deemed to form a controlling group. The business address of FMR and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.

Directors and Executive Officers

The Company’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management Of The Company Following The Business Combination” and that information is incorporated herein by reference.

Independence of our Board of Directors

Information with respect to the independence of the Company’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management Of The Company Following The Business—Director Independence” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management Of The Company Following The Business—Committees of the Company Board” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Jaws and the compensation of the executive officers of the Company before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Directors, Officers, Executive Compensation And Corporate Governance Of Jaws Prior To The Business Combination” and “Executive Compensation Of PCIH,” respectively, and that information is incorporated herein by reference.

At the Extraordinary General Meeting, the Jaws stockholders approved the 2021 Omnibus Equity Incentive Plan (“2021 Plan”) and the 2021 Employee Stock Purchase Plan (“ESPP”). The summary of the 2021 Plan set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal” and the summary of the 2021 ESPP set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 4: The Employee Stock Purchase Plan Proposal” are each incorporated herein by reference. A copy of the full text of the 2021 Plan is attached hereto as Exhibit 10.4 and a copy of the full text of the ESPP is attached hereto as Exhibit 10.6 and are each incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Jaws and of the Company before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Directors, Officers, Executive Compensation and Corporate Governance Of Jaws Prior To The Business Combination” and “Executive Compensation of PCIH,” respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

From time to time, we may be involved in various legal proceedings and subject to claims that arise in the ordinary course of business. Although the results of litigation and claims are inherently unpredictable and uncertain, we are not currently a party to any legal proceedings the outcome of which, if determined adversely to us, we believe would, either individually or taken together, have a material adverse effect on our business, operating results, cash flows or financial condition.

There is no material litigation, arbitration or governmental proceeding currently pending against Jaws or any members of its management team in their capacity as such.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Class A common stock and warrants to purchase Common Stock began trading on the New York Stock Exchange (“NYSE”) under the symbols “CANO” and “CANO WS,” respectively, on June 4, 2021. As of immediately after the Closing Date, there were approximately 62 registered holders of Common Stock. The description of the Company’s equity incentive plan is contained in the Proxy Statement/Prospectus in the section titled “Summary of the Equity Incentive Plan” and that information is incorporated herein by reference.

The Company has not paid any cash dividends on shares of its Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of the Board and will depend on, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that the Board may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of Company’s Securities

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of the Company’s Securities” and that information is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Concurrently with the execution of the Business Combination Agreement, Jaws entered into subscription agreements (the “Subscription Agreements”) with certain investors. Pursuant to the Subscription Agreements, such investors agreed to subscribe for and purchase, and Jaws agreed to issue and sell to such investors, immediately prior to the Closing, an aggregate amount of 80,000,000 shares of Jaws’ Class A common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $800,000,000. In addition, the Seller may, prior to the Closing and in consultation with and subject to the prior consent of Jaws and Cano America, LLC, direct Jaws to sell up to an additional 20,000,000 shares of Jaws’ Class A common stock (collectively with the shares of Jaws’ Class A common stock to be sold pursuant to the Subscription Agreements, the “PIPE Investment”). The closing of the PIPE Investment is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that Jaws will grant the investors in the PIPE Investment certain customary registration rights and indemnification. The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which was filed as Exhibit B to the Business Combination Agreement and is herein incorporated by reference.

The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Transactions, Jaws changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which Jaws changed its name to “Cano Health, Inc.” and adopted a certificate of incorporation and by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Shareholder Proposal 1: The Domestication Proposal Overview,” “Shareholder Proposal 5: The Charter Proposal,” “Shareholder Proposal 6: The Organizational Documents Proposals” and “Description Of The Company’s Securities,” which are incorporated herein by reference. This summary is qualified in its entirety by reference to the text of the Company’s certificate of incorporation and by-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is the successor issuer to Jaws and has succeeded to the attributes of Jaws as the registrant. In addition, the shares of Common Stock of the Company, as the successor to Jaws, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of Jaws’ Class A ordinary shares prior to the Closing have continued as holders of shares of uncertificated shares of the Company’s Common Stock. After consummation of the Transactions, the Common Stock and warrants to purchase Common Stock were listed on the NYSE under the symbols “CANO” and “CANO WS,” respectively, and the CUSIP numbers relating to the Common Stock and warrants were changed to 13781Y 103 and 13781Y 111, respectively. Holders of Jaws’ shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that the Company is the successor to Jaws.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On June 3, 2021, the Audit Committee of the Company approved the engagement of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. E&Y served as the independent registered public accounting firm of Jaws prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), Jaws’ independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by E&Y as Cano Health, Inc.’s independent registered public accounting firm following the consummation of the Business Combination.

Withum’s report on Jaws’ financial statements as of December 31, 2020 and 2019 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 and the period from December 27, 2019 (inception) through December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from December 27, 2019 (inception) through December 31, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

During the period from December 27, 2019 (inception) to December 31, 2019 and the year ended December 31, 2020, Jaws did not consult E&Y with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on Jaws financial statements, and no written report or oral advice was provided to Jaws by E&Y that E&Y concluded was an important factor considered by Jaws in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Withum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Withum is attached as Exhibit 16.1 to this Report.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 2: The Business Combination Proposal—The Business Combination Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Following the Closing, the Company Board will initially consist of nine (9) directors, which will be divided into three classes (designated Class I, II and III) with Class I, Class II and Class III each consisting of three directors. Class I directors will have an initial term which expires in 2022. Class II directors will have an initial term which expires in 2023. Class III directors will have an initial term which expires in 2024. Pursuant to the Business Combination Agreement, the Company Board will consist of (i) Barry S. Sternlicht, or in the event that Mr. Sternlicht is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve, another individual to as may be identified by the Sponsor (subject to the reasonable approval of Seller, Cano America and InTandem) prior to the mailing of this registration statement of which this proxy statement/prospectus forms a part to the Public Shareholders, (ii) Elliot Cooperstone, or in the event that Mr. Cooperstone is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve, another individual to as may be identified by InTandem (subject to the reasonable approval of Seller, Cano America and Jaws) prior to the mailing of this registration statement of which this proxy statement/prospectus forms a part to the Public Shareholders, (iii) Dr. Marlow Hernandez or in the event that Dr. Hernandez is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve, another individual to as may be identified by Seller (subject to the reasonable approval of Cano America, Jaws and InTandem) prior to the mailing of this registration statement of which this proxy statement/prospectus forms a part to the Public Shareholders, and (iv) six individuals to be identified by Dr. Marlow Hernandez (subject to the reasonable approval of Jaws, Cano America and InTandem). Prior to the mailing of this registration statement of which this proxy statement/prospectus forms a part to the Public Shareholders, the Company Board shall designate whether each individual who will serve on the Company Board immediately after the Effective Time will be designated as a member of Class I, Class II or Class III; provided, that Barry S. Sternlicht (or his replacement) shall serve as a member of Class I, Elliot Cooperstone (or his replacement) shall serve as a member of Class II and Dr. Marlow Hernandez (or his replacement) shall serve as a member of Class III. Dr. Marlow Hernandez shall serve as Chairman of the Company Board after the Effective Time.

Furthermore, following the Closing, the Board established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The members of our audit committee are Lewis Gold, Jacqueline Guichelaar, Alan Muney, Kim Rivera and Angel Morales serves as the chairperson of the audit committee. The members of the compensation committee are Messrs. Gold, Morales and Muney is the chairperson of the compensation committee. The members of the nominating and corporate governance committee are Messrs. Sternlicht and Trujillo and Mses. Guichelaar and Rivera is the chairperson of the nominating and corporate governance committee.

A description of the compensation of the directors of Jaws and of the Company before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Directors, Officers, Executive Compensation and Corporate Governance Of Jaws Prior To The Business Combination” and “Executive Compensation Of PCIH,” respectively, and that information is incorporated herein by reference.

Following the Closing, the Company Board will adopt a non-employee director compensation policy that is designed to enable the Company to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be receive an annual retainer of $50,000 and an additional annual retainer for committee membership as lead independent director of $35,000. In addition, on the date of each annual meeting of stockholders of the Company, each non-employee director will receive an annual restricted stock unit award with a value of $200,000, which will vest in full of the earlier to occur of the first anniversary of the date of grant or the next annual meeting, subject to continued service as a director through such vesting date. Any outstanding unvested restricted stock unit awards will accelerate in full upon a sale event (as defined in our 2021 Plan).

The foregoing description of the non-employee director compensation policy does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

Following the Business Combination, the following individuals are expected to serve as executive officers of the Company:

Name	Position
Dr. Marlow Hernandez	Chief Executive Officer and President
Brian D. Koppy	Chief Financial Officer
Dr. Richard Aguilar	Chief Clinical Officer
David Armstrong	General Counsel, Chief Compliance Officer and Secretary

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management Of The Company Following The Business Combination,” which is incorporated herein by reference.

Cano Health, Inc. 2021 Omnibus Equity Incentive Plan

At the Extraordinary General Meeting of Jaws stockholders held on June 2, 2021, Jaws stockholders considered and approved the Cano Health, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”). The 2021 Plan allows the Company to grant options and equity-based incentive awards to employees, directors and consultants. The Jaws Board believes that the ability to grant options and other equity-based awards will help the Company to attract, retain and motivate employees, consultants, and directors and encourages them to devote their best efforts to the Company’s business and financial success.

The material features of the 2021 Plan include:

•	Initially, the maximum number of shares of Class A common stock that may be issued under the 2021 Plan is 52,000,000 shares;

•

the award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock awards, cash-based awards, and dividend equivalent rights and is permitted;

•	stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•	the value of all awards awarded under the 2021 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000;

•	any material amendment to the 2021 Plan is subject to approval by our stockholders; and

•	the term of the 2021 Plan will expire on the tenth anniversary of the effective date of the 2021 Plan is approved by the Jaws Board.

A more complete summary of the terms of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 3: The Equity Incentive Plan Proposal”. That summary and the foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Cano Health, Inc. 2021 Employee Stock Purchase Plan

At the Extraordinary General Meeting of Jaws stockholders held on June 2, 2021, Jaws stockholders considered and approved the Cano Health, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). The Jaws Board believes that the adoption of the ESPP will benefit the Company by providing employees with an opportunity to acquire shares of Class A common stock and will enable the Company to attract, retain and motivate valued employees.

An aggregate of 4,700,000 shares of Class A common stock will be reserved and available for issuance under the ESPP. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted. Our ESPP provides that the number of shares reserved and available for issuance thereunder will automatically increase on January 1, 2022 and each January 1 thereafter by the least of (i) 1% of the number of shares of Class A common stock outstanding on the immediately preceding December 31, (ii) 15,000,000 shares of Class A common stock, or (iii) such lesser number of shares determined by the administrator of the ESPP.

A more complete summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Shareholder Proposal 4: The Employee Stock Purchase Plan Proposal”. That summary and the foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by reference to the text of the ESPP, which is attached as Exhibit 10.6 hereto and incorporated herein by reference.

Employment Agreements

The Company initially entered into employment agreements with each of the named executive officers (“NEOs”) in connection with the commencement of their employment with the Company, which set forth the terms and conditions of each executive’s employment. Effective upon the closing of the Business Combination, we have entered into new employment agreements with Drs. Hernandez and Aguilar that supersede and replace each such NEO’s existing employment agreement and provide for specified payments and benefits in connection with a termination of employment in certain circumstances. Our goal in providing these severance payments and benefits is to offer sufficient cash continuity protection such that the NEOs will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the NEOs, rather than negotiating severance at the time that a NEO’s employment terminates. We have also determined that accelerated vesting provisions with respect to outstanding equity awards in connection with a qualifying termination of employment in certain circumstances are appropriate to encourage our NEOs to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. The new employment agreements with each of Drs. Hernandez and Aguilar require the NEOs to execute a separation agreement containing a general release of claims in favor of us to receive any severance payments and benefits. The material terms of each NEO’s employment agreements are summarized below.

New Employment Agreement with Dr. Marlow Hernandez

Effective upon the closing of the Business Combination, we entered into a new employment agreement with Dr. Hernandez, pursuant to which we will continue to employ Dr. Hernandez as our Chief Executive Officer on an “at will” basis for a term of three years following the closing of the Business Combination, subject to automatic renewal for successive one-year terms unless the Company or the Executive delivers a written non-renewal notice. Dr. Hernandez’ new employment agreement provides that his initial annual base salary will be $350,000, and is subject to periodic review by our compensation committee and may be increased but not decreased. In addition, the new employment agreement provides that Dr. Hernandez is eligible to receive cash incentive compensation, which target annual amount shall not be less than fifty percent (50%) of his annual base salary. Subject to approval by our board of directors, Dr. Hernandez shall also be eligible to receive an annual equity award with target value of $2,411,000. Upon the closing of the Business Combination, Dr. Hernandez was granted a stock option to purchase 2,820,000 shares of common stock. Dr. Hernandez is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Dr. Hernandez’ employment by the Company without “cause” (as defined in his new employment agreement, including due to Cano Health’s delivery of a non-renewal notice) or by his resignation for “good reason” (as defined in his new employment agreement), subject to Dr. Hernandez’ execution and non-

revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Hernandez will be entitled to receive (i) base salary continuation for twelve months following his termination date (ignoring any reduction that constitutes good reason), (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason), and (iv) subject to Dr. Hernandez’ election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Hernandez’ COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Dr. Hernandez’ employment is terminated by us without “cause” (including due to Cano Health’s delivery of a non-renewal notice), or by him for “good reason,” in each case, within twelve months following a “sale event” as defined in the 2021 Plan and subject to Dr. Hernandez’ execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Hernandez will be entitled to receive (i) an amount in cash equal to two-times the sum of (x) Dr. Hernandez’ then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Dr. Hernandez in each of the two completed years prior to the year of his date of termination (provided that if incentive compensation has not been paid to Dr. Hernandez for each of the prior two years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards, and (v) subject to Dr. Hernandez’ election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Hernandez’ COBRA health continuation period.

The cash severance payable to Dr. Hernandez upon a termination of employment is generally payable over the twelve months following the date of termination, subject to potential six-month delay if required by Section 409A of the Code.

That summary and the foregoing description of the employment agreement with Dr. Hernandez does not purport to be complete and is qualified in its entirety by reference to the text of the employment agreement, which is attached as Exhibit 10.7 hereto and incorporated herein by reference.

New Employment Agreement with Dr. Richard Aguilar

Effective upon the closing of the Business Combination, we entered into a new employment agreement with Dr. Aguilar, pursuant to which we will continue to employ Dr. Aguilar as Chief Clinical Officer of the Company on an “at will” basis for a term of three years following the closing of the Business Combination, subject to automatic renewal for successive one-year terms unless Cano Health or the Executive delivers a written non-renewal notice. Dr. Aguilar’s new employment agreement provides that his initial annual base salary will be $300,000, and is subject to periodic review by our compensation committee and may be increased but not decreased. In addition, the new employment agreement provides that Dr. Aguilar is eligible to receive cash incentive compensation, which target annual amount shall not be less than forty percent (40%) of his annual base salary. Subject to approval by our board of directors, Dr. Aguilar shall also be eligible to receive an annual equity award with target value of $646,000. Upon the closing of the Business Combination, Dr. Aguilar was granted a stock option to purchase 600,700 shares of common stock and once the Company is able to register its shares on Form S-8, Mr. Aguilar will be granted a restricted stock unit award in respect of 200,000 shares of common stock. Dr. Aguilar is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Dr. Aguilar’s employment by the Company without “cause” (as defined in his new employment agreement, including due to the Cano Health’s delivery of a non-renewal notice) or by his resignation for “good reason” (as defined in his new employment agreement), subject to Dr. Aguilar’s execution and non-

revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Aguilar will be entitled to receive (i) base salary continuation for twelve months following his termination date (ignoring any reduction that constitutes good reason), (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which his termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason), and (iv) subject to Dr. Aguilar’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Aguilar’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Dr. Aguilar’s employment is terminated by us without “cause” (including due to the Company’s delivery of a non-renewal notice), or by him for “good reason,” in each case, within twelve months following a “sale event” as defined in the 2021 Plan and subject to Dr. Aguilar’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of the Company and its affiliates, Dr. Aguilar will be entitled to receive (i) an amount in cash equal to two-times the sum of (x) Dr. Aguilar’s then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Dr. Aguilar in each of the two completed years prior to the year in which his termination occurs (provided that if incentive compensation has not been paid to Dr. Aguilar for each of the prior two years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards, and (v) subject to Dr. Aguilar’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Dr. Aguilar’s COBRA health continuation period.

The cash severance payable to Dr. Aguilar upon a termination of employment is generally payable over the twelve months following the date of termination, subject to potential six-month delay if required by Section 409A of the Code.

That summary and the foregoing description of the employment agreement with Dr. Aguilar does not purport to be complete and is qualified in its entirety by reference to the text of the employment agreement, which is attached as Exhibit 10.8 hereto and incorporated herein by reference.

Amended and Restated Employment Agreement with Mr. David Armstrong

PCIH entered into an employment agreement with Mr. Armstrong in July 2018, pursuant to which PCIH employs Mr. Armstrong as its General Counsel & Chief Compliance Officer. In connection with the Business Combination, the Company and PCIH have agreed to amend and restate Mr. Armstrong’s employment agreement in order to provide Mr. Armstrong with increased severance benefits in the event of the termination of his employment following a change in control of the Company. Pursuant to his amended and restated employment agreement, Mr. Armstrong’s annual base salary is subject to annual review by our board of directors, and he is eligible to receive an annual cash bonus based on achievement of performance metrics which are established annually by our board of directors.

In the event of a termination of Mr. Armstrong’s employment by PCIH without “cause” (as defined in his amended and restated employment agreement) or by his resignation for “good reason” (as defined in his amended and restated employment agreement), subject to Mr. Armstrong’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of PCIH and the Company and their affiliates, Mr. Armstrong will be entitled to receive (i) base salary continuation for twelve months following his termination date and (ii) subject to Mr. Armstrong’s copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) 12 months following termination or (B) the expiration of Mr. Armstrong’s COBRA health continuation period, provided, in each case, that such severance benefits shall cease if Mr. Armstrong commences employment with another employer during such period and Cano Health may elect to reduce such severance payments and benefits to a duration between six and twelve months (in which case the duration of Mr. Armstrong’s non-competition obligations would similarly be reduced).

In addition, in lieu of the payments and benefits described above, in the event that Mr. Armstrong’s employment is terminated by PCIH without “cause” or by him for “good reason,” in each case, within twelve months following a “sale event” as defined in the 2021 Plan and subject to Mr. Armstrong’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of PCIH and the Company and their affiliates, Mr. Armstrong will be entitled to receive (i) an amount in cash equal to two-times the sum of (x) Mr. Armstrong’s then current base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Mr. Armstrong in each of the two completed years prior to the year in which his termination occurs (provided that if incentive compensation has not been paid to Mr. Armstrong for each of the prior two years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards, and (v) subject to Mr. Armstrong’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Armstrong’s COBRA health continuation period.

The cash severance payable to Mr. Armstrong upon a termination of employment is generally payable over the twelve months following the date of termination, subject to potential six-month delay if required by Section 409A of the Code.

That summary and the foregoing description of the employment agreement with Mr. Armstrong does not purport to be complete and is qualified in its entirety by reference to the text of the employment agreement, which is attached as Exhibit 10.9 hereto and incorporated herein by reference.

Amended and Restated Employment agreement with Mr. Brian Koppy

PCIH entered into an employment agreement with Mr. Brian Koppy in April 2021, pursuant to which PCIH employs Mr. Koppy as its Chief Financial Officer on an “at will” basis. In connection with the Business Combination, the Company and PCIH have agreed to amend and restate Mr. Koppy’s employment agreement in order to provide Mr. Koppy with increased severance benefits in the event of the termination of his employment following a change in control of the Company. Pursuant to his amended and restated employment agreement, Mr. Koppy’s initial annual base salary will be $325,000 per year and is subject to periodic review by our compensation committee or board of directors. In addition, the amended and restated employment agreement provides that Mr. Koppy is eligible to receive cash incentive compensation, which target annual amount shall not be less than sixty percent (60%) of his annual base salary (which amount will be pro-rated for the portion of the 2021 year that Mr. Koppy is employed). Mr. Koppy is also eligible to receive a one-time signing bonus of $600,000, payable within 30 days of the effective date of his initial employment agreement and subject to repayment of a pro-rated portion if his employment is terminated by the Company for “cause” (as defined in his amended and restated employment agreement) or by his resignation other than for “good reason” (as defined in his amended and restated employment agreement) prior to the two-year anniversary of the effective date of his initial employment agreement. Subject to approval by our board of directors, Mr. Koppy shall also be eligible to receive an annual equity award with target value of $859,000. Upon the closing of the Business Combination, Mr. Koppy was granted a stock option to purchase 400,000 shares of common stock and, once the Company is able to register its shares on a Form S-8, Mr. Koppy will be granted a restricted stock unit award in respect of 373,972 shares of common stock. Mr. Koppy is also eligible to participate in our employee benefit plans generally in effect from time to time.

In the event of a termination of Mr. Koppy’s employment by PCIH without “cause” or by his resignation for “good reason,” subject to Mr. Koppy’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of PCIH and the Company and their affiliates, Mr. Koppy will be entitled to receive (i) base salary continuation for twelve months following his termination date, (ii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which his termination occurs; (iii) a pro-rated portion of his target bonus for the year in which his termination occurs, and (iv) subject to Mr. Koppy’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Koppy’s COBRA health continuation period.

In addition, in lieu of the payments and benefits described above, in the event that Mr. Koppy’s employment is terminated by PCIH without “cause”, or by him for “good reason,” in each case, within twelve months following a “sale event” (as defined in the 2021 Plan) and subject to Mr. Koppy’s execution and non-revocation of a separation agreement containing, among other things, a release of claims in favor of PCIH and the Company and their affiliates, Mr. Koppy will be entitled to receive (i) an amount in cash equal to two-times the sum of (x) Mr. Koppy’s base salary (ignoring any reduction that constitutes good reason) and (y) the average annual incentive compensation paid to Mr. Koppy in each of the two completed years prior to the year in which his termination occurs (provided that if incentive compensation has not been paid to Mr. Koppy for each of the prior two years, the amount shall be his target bonus for the current year) (ignoring any reduction that constitutes good reason); (ii) a pro-rated portion of his target bonus for the year in which his termination occurs (ignoring any reduction that constitutes good reason); (iii) any earned but unpaid incentive compensation with respect to the completed year prior to the year in which the termination occurs; (iv) full acceleration of vesting of all outstanding equity awards; and (v) subject to Mr. Koppy’s election to receive continued health benefits under COBRA and copayment of premium amounts at the active employees’ rate, payment of remaining premiums for participation in our health benefit plans until the earliest of (A) twelve months following termination; (B) the date he becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the expiration of Mr. Koppy’s COBRA health continuation period.

The cash severance payable to Mr. Koppy upon a termination of employment is generally payable over the twelve months following the date of termination, subject to potential six-month delay if required by Section 409A of the Code.

That summary and the foregoing description of the employment agreement with Mr. Koppy does not purport to be complete and is qualified in its entirety by reference to the text of the employment agreement, which is attached as Exhibit 10.10 hereto and incorporated herein by reference.

Indemnification Agreements

As of the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and certain advances by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company to the maximum extent permitted by law.

Item	5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, the Company ceased to be a shell company upon the Closing. The material terms of the Transactions are described in the section entitled “Shareholder Proposal 2: The Business Combination Proposal” of the Proxy Statement/Prospectus and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The consolidated financial statements of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries as of December 31, 2020 and 2019, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-25 and are incorporated herein by reference.

The unaudited condensed combined financial statements of Healthy Partners, Inc, HP Enterprises II, LLC, Broward Primary Partners, LLC, and Preferred Primary Care, LLC as of May 31, 2020 and December 31, 2019 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-66 and are incorporated herein by reference.

The audited combined financial statements of Healthy Partners, Inc, HP Enterprises II, LLC, Broward Primary Partners, LLC, and Preferred Primary Care, LLC as of December 31, 2019 and 2018, the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-84 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries for the three month periods ended March 31, 2021 and 2020 and as of March 31, 2021 and December 31, 2020 is filed as Exhibit 99.2 and incorporated by reference herein.

(b) Pro forma financial information.

Certain unaudited pro forma condensed combined financial information is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of November 11, 2020, by and among Jaws Acquisition Corp., Jaws Merger Sub, LLC, Primary Care (ITC) Intermediate Holdings, LLC (“PCIH”) and Primary Care (ITC) Holdings, LLC (incorporated by reference to Annex A to the Proxy Statement/Prospectus).

3.1	Certificate of Incorporation of Cano Health, Inc.

3.2	By-laws of Cano Health, Inc..

3.3	Second Amended And Restated Limited Liability Company Agreement of Primary Care (ITC) Intermediate Holdings, LLC, dated as of June 3, 2021.

10.1	Investor Agreement, dated as of June 3, 2021, by and among Cano Health, Inc., Primary Care (ITC) Holdings, LLC and the investors parties.

10.2	Form of Lock-Up Agreement by and between Cano Health, Inc. and the holders parties thereto.

10.3	Tax Receivable Agreement, as of June 3, 2021 by and among Cano Health, Inc. and the parties thereto.

10.4	Cano Health, Inc. 2021 Stock Option and Incentive Plan (incorporated by reference to Annex L to the Proxy Statement/Prospectus).

10.5	Forms of Award Agreements under the Cano Health, Inc. 2021 Stock Option and Incentive Plan

10.6	Cano Health, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex K to the Proxy Statement/Prospectus).

10.7	Employment Agreement, by and between Cano Health, LLC and Dr. Marlow Hernandez.

10.8	Employment Agreement, by and between Cano Health, LLC and Dr. Richard Aguilar.

10.9	Amended and Restated Employment Agreement, by and between Cano Health, LLC and David Armstrong.

10.10	Amended and Restated Employment Agreement, dated April 5, 2021, by and between Cano Health, LLC and Brian D. Koppy.

10.11	Form of Indemnification Agreement for Directors and Officers.

10.12	Form of Indemnification Agreement for Officers.

10.13	Director Compensation Policy

16.1	Letter from WithumSmith+Brown, PC.

99.1	Selected historical combined consolidated financial and other operating data of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries for the three month periods ended March 31, 2021 and 2020, and the years ended December 31, 2020 and 2019.

99.2	Condensed consolidated financial statements of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries for the three month periods ended March 31, 2021 and 2020 and as of March 31, 2021 and December 31, 2020.

99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Primary Care (ITC) Intermediate Holdings, LLC and Subsidiaries for the three month periods ended March 31, 2021 and 2020, and the years ended December 31, 2020 and 2019.

99.4	Unaudited Pro Forma Condensed Combined Financial Information.

*	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO HEALTH, INC.

By:	/s/ Dr. Marlow Hernandez
Name:	Dr. Marlow Hernandez
Title:	Chief Executive Officer and President

Date: June 9, 2021